Exhibit 99.1

Encompass Health Contacts:
Media: Hillary Carnel, 205 970-5912
hillary.carnel@encompasshealth.com

Investor Relations: Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com
Encompass Health announces definitive agreement to acquire Birmingham‑based Alacare Home Health & Hospice

BIRMINGHAM, Ala. and DALLAS, April 1, 2019 - Encompass Health Corp. (NYSE: EHC), a national leader in integrated post-acute healthcare services, today announced it has entered into a definitive agreement to purchase substantially all of the assets of privately owned Alacare Home Health & Hospice (“Alacare”).

Birmingham, Alabama-based Alacare operates 23 home health locations and 23 hospice locations in Alabama and generated revenues of approximately $117 million in 2018. The transaction is expected to close in the second quarter of 2019, subject to certain customary closing conditions and regulatory approvals. Encompass Health will fund the purchase with cash on hand and borrowings under its revolving credit facility.

“Over the past 50 years, Alacare has built a remarkable legacy of providing exceptional home-based care for patients across Alabama,” said April Anthony, chief executive officer of Encompass Health’s home health and hospice business. “Encompass Health is committed to upholding and building upon that legacy and is pleased to welcome Alacare’s employees and patients to our company.”

John Beard, Alacare’s president and son of Alacare’s founder, Charles D. Beard Jr., stated, “We are fortunate to be able to choose Alabama-based Encompass Health from a number of interested partners. Due to their commitment to patient care and their employees, Encompass Health has been at the top of our list of home health and hospice organizations who are capable of continuing the outstanding care Alacare has provided over the last 50 years.”

Susan Brouillette, Beard’s sister and Alacare’s CEO added, “The Beard family is excited about the continuation of Alacare’s mission of service and care under Encompass Health. Alacare and Encompass Health have had a close working relationship for many years on policy and other issues affecting the industry and share core values and cultures. Today’s agreement furthers the companies’ shared mission and vision and will offer our employees continued opportunities to deliver quality home care and hospice service in the Alabama communities Alacare has been privileged to serve for half a century.”

The Alacare acquisition will expand Encompass Health’s home health and hospice services to new markets and complement existing inpatient rehabilitation services in Alabama. Encompass Health is currently the fourth largest provider of Medicare-certified skilled home health services. Post-closing, it will be among the top 10 largest hospice providers in the country based on Medicare reimbursements.

About Alacare Home Health and Hospice
Alacare Home Health and Hospice is Alabama’s oldest family-owned home health provider, with branches serving almost every county in the state. Since its founding in 1970 by the Beard family, Alacare has cared for thousands of home health and hospice patients and their families across Alabama. For more information, please visit www.alacare.com.

About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 130 hospitals, 220 home health locations, and 58 hospice locations in 36 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective, integrated care across the healthcare continuum. Driven by a set of shared values, Encompass Health is the result of the union between HealthSouth Corporation and Encompass Home Health & Hospice, and is ranked as one of Fortune’s 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter and Facebook.

FORWARD-LOOKING STATEMENTS
Statements contained in this press release, such as the likelihood, timing and effects of the Alacare Home Health & Hospice acquisition, are forward-looking statements. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health’s business strategy, its financial plans, its projected business results or model, its projected capital expenditures, its future tax benefits, or its acquisition activities and opportunities. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health, and in turn affect the value of Encompass Health’s securities, include, but are not limited to, the regulatory review and approval process for the acquisition, the satisfaction of other closing conditions; the accuracy of the representations made by Alacare Home Health & Hospice in connection with the acquisition; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that have been or may be brought by or against Encompass Health, including those related to issues at acquired companies and litigation brought to prevent the closing of the acquisition; the possibility the acquisition will experience other unexpected delays; any adverse effects on the Company’s stock price resulting from the announcement, closing or the integration of any acquisition; its pending DOJ and HHS-OIG investigations, as well as those related to yet undiscovered issues, if any, at Alacare Home Health & Hospice; the ability to ultimately realize any anticipated tax benefits; the ability to successfully integrate Alacare Home Health & Hospice consistent with Encompass Health’s growth strategy, including realizing of anticipated revenues and cost savings, minimizing the negative impacts on margins arising from the changes in staffing and other operating practices, and avoiding of unforeseen exposure to liabilities; changes in Encompass Health’s management team; changes in the regulation of the healthcare industry broadly or in the home health and hospice segment specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or in the home health and hospice segment specifically and Encompass Health’s response thereto; the ability to maintain proper local, state and federal licensing where the acquired company does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration or transition of information systems at Alacare Home Health & Hospice agencies; the ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on Encompass Health’s labor expenses from potential union activity and staffing shortages; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in Encompass Health’s SEC filings and other public announcements, including Encompass Health’s Form 10‑K for the year ended Dec. 31, 2018.